Exhibit 99.1

Medley Capital Corporation Declares Dividend of $0.37 Per Share for the Quarter Ended September 30, 2014

NEW YORK, NY (October 30, 2014) - Medley Capital Corporation (NYSE: MCC) (the “Company”) today announced that its Board of Directors declared a dividend for the quarter ended September 30, 2014, of $0.37 per share, payable on December 12, 2014, to stockholders of record as of November 26, 2014.

The final determination of the tax attributes of the Company’s distributions is made annually as of the end of the Company’s tax year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on a Form 1099-DIV. The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, December 9, 2014.

All interested parties may participate in the conference call by dialing (866) 318-8615 approximately 5-10 minutes prior to the call; international callers should dial (617) 399-5134. Participants should reference Medley Capital Corporation and the participant passcode of 66985443 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company’s website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company’s website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company (“BDC”) that trades on the New York Stock Exchange (NYSE: MCC). Medley Capital Corporation’s investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY). Medley is an asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise, with over 70 people, is a premier provider of capital to the middle market in the U.S. As of June 30, 2014, Medley has in excess of $3.3 billion of investable capital in business development companies, Medley Capital Corporation (NYSE: MCC) and the Sierra Income Corporation, and private investment vehicles. Over the past 12 years, we have invested in excess of $4.4 billion to help over 260 companies grow across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:
Sam Anderson
212.759.0777